Exhibit 10(r)(r)

                              AMENDED AND RESTATED
                              RESTRICTED STOCK PLAN
                              FOR OUTSIDE DIRECTORS
                             OF RGC RESOURCES, INC.


1.      Assumption of Plan by RGC Resources, Inc.; Purpose

        This Amended and Restated Restricted Stock Plan for Outside Directors of RGC Resources, Inc. (as successor to Roanoke Gas Company) (the "Plan") amends and restates the Roanoke Gas Company Restricted Stock Plan for Outside Directors (the "Original Plan"), which was adopted by the Board of Directors of Roanoke Gas Company ("Roanoke Gas") on September 23, 1996, and became effective as of such date upon approval of the Original Plan by the shareholders of Roanoke Gas Company on Juanuary 27th, 1997. The amendment and restatement of the Original Plan and the assumption of liabilities hereunder are undertaken by RGC Resources, Inc. (the "Company"), as successor to Roanoke Gas, in connection with the reorganization of Roanoke Gas into a holding company structure (the "Reorganization") as part of which Roanoke Gas became a wholly-owned subsidiary of RGC Resources as of July 1, 1999. The Reorganization is being effected pursuant to an Agreement and Plan of Merger dated as of September 28, 1998 (the "Merger Agreement"), which was approved by the stockholders of Roanoke Gas on March 31, 1999, and pursuant to which Roanoke Gas and RGC Resources agreed that from and after the effective date of the Merger provided for therein, this Plan would utilize RGC Resources common stock instead of Roanoke Gas common stock. Accordingly, as of the effective date hereof, RGC Resources assumes the obligations of Roanoke Gas under the Original Plan and undertakes to carry out all responsibilities of the Company specified herein. Roanoke Gas consents and agrees to the assumption by RGC Resources of the Roanoke Gas' responsibilities under this Plan.

        The Amended and Restated Restricted Stock Plan for Outside Directors of RGC Resources, Inc. is intended to advance the interests of RGC Resources, Inc., its shareholders, and its affiliates by encouraging and enabling outside directors upon whose judgment, initiative and effort the Company relies for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

2.      Definitions

        The following definitions apply to this Plan and to the Election Forms:

        (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant to receive Company Stock under this Plan if the Participant dies. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant, the Participant's Beneficiary is the first of the following who survives


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               the Participant: the Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's children in equal shares; the Participant's other surviving issue, per stirpes; the Participant's parents; and the Participant's estate.

        (b) Beneficiary Designation Form means a form acceptable to the Chairman of the Committee or his designee used by a Participant according to this Plan to name the Beneficiary or Beneficiaries who will receive all the Company Stock under this Plan if the Participant dies.

        (c)    Board means the Board of Directors of the Company.

        (d) Change in Control means a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities; (ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including, but not limited to, direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of the Plan by virtue of any transaction (i) which results in a Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or (ii) which

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               results in the Company, any affiliate of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities.

        (e)    Committee means the Compensation Committee of the Board.

        (f)    Company means RGC Resources, Inc.

        (g) Company Stock means the common stock, $5 par value of the Company.

        (h)    Compensation means a Member's Retainer Fee for the Deferral Year.

        (i)    Election Form means a document governed by the provisions of
               Section 4 of this Plan, including the portion that is the related Beneficiary Designation Form, that applies to all of that Participant's shares of Restricted Stock under the Plan.

        (j)    Directors means those duly named members of the Board.

        (k) Election Date means the date established by this Plan as the date before which a Member must submit a valid Election Form to the Committee. For each Plan Year, the Election Date is July 31. However, for an individual who becomes a Member during a Plan Year, the Election Date is the thirtieth day following the date that he becomes a Member. Despite the two preceding sentences, the Committee may set an earlier date as the Election Date for any Plan Year.

        (l) Employee means an individual with whom either the Company or its affiliates has an employer-employee relationship as determined for Federal Insurance Contribution Act purposes and Federal Unemployment Tax Act purposes, including subsection 3401(c) of the Internal Revenue Code and regulations promulgated under that subsection.

        (m)    Members means Directors who are not simultaneously Employees.

        (n)    Participant means a Member during the Plan Year.

        (o)    Plan means the Company's Restricted Stock Plan for Outside
               Directors.

        (p) Plan Year means a fiscal year ending September 30 during which the Plan is in effect and during which a Member receives a portion or all of his Compensation in Restricted Stock hereunder.


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        (q)    Person means person within the meaning of Sections 3(a)(9) and
               13(d)(3) of the Securities Exchange Act of 1934.

        (r) Restricted Stock means Company Stock issued to Participants under the Plan and subject to the vesting and nontransferability provision of the Plan.

        (s) Retainer Fee means that portion of a Director's Compensation that is fixed and paid without regard to his attendance at meetings.

3.      Restricted Stock Payments

        On the first day of each month during each Plan Year, forty percent (40%) of a Participant's Compensation for the month shall be paid in shares of Restricted Stock of the Company. In determining the number of shares to be issued pursuant to the preceding sentence, the Fair Market Value of the Restricted Stock under the Plan shall, for each calendar month, be calculated based on the closing sales price of the Company's common stock on the Nasdaq-NMS on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month.

4.      Additional Restricted Stock Election

        (a) Before each Plan Year's Election Date, each Member will be provided with an Election Form and a Beneficiary Designation Form. Subject to approval of the Board or the Committee, a Member may elect to receive up to 100% of his Compensation for the Plan Year in Restricted Stock.

        (b) An additional Restricted Stock election is valid when an Election Form is completed, signed by the electing Member, received by the Committee Chairman and approved by the Board or the Committee on or before the Election Date.

        (c) A Member may not revoke or amend an Election Form after the Election Date for the Plan Year. Any revocation before an Election Date is the same as a failure to submit an Election Form. Any writing signed by a Member expressing an intention to revoke his Election Form and delivered to a member of the Committee before the close of business on the relevant Election Date is a revocation.

5.      Vesting

        The shares of Restricted Stock of the Company issued under Section 3 and
Section 4 of this Plan shall vest only in the case of a Participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a Change in Control of the Company. There shall be no option to take cash in lieu of stock upon vesting of shares under this Plan.


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6.      Nontransferability

        No share of Restricted Stock issued hereunder may be sold, transferred, assigned, or pledged by the Participant until such share has vested in accordance of the terms of this Plan. At the time the Restricted Stock vests, and, if the Participant has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company, a certificate for such vested shares shall be delivered to the Participant (or the Beneficiary designated by the Participant in the event of death), free of restrictive legend (other than any required by applicable securities laws). Notwithstanding the foregoing, no vested shares may be sold, transferred, assigned or pledged by the Participant (or the Beneficiary) unless six months have elapsed between the date of grant of the shares of Restricted Stock which have vested and the date of the sale, transfer, assignment or pledge of such vested shares.

7.      Forfeiture

        The shares of Restricted Stock issued under Section 3 and Section 4 of this Plan shall be forfeited to the Company upon a Member's voluntary resignation during his term on the Board, or removal for cause as a Director.

8.      Stock Certificates

        Stock certificates representing the Restricted Stock, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock evidenced by such certificate in the event it is forfeited, shall be deposited by the recipient with the Company.

9.      Rights as Shareholder

        Subject to the terms of this Plan, the Participant, as the owner of the Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights, the right to receive cash or stock dividends thereon, and the right to participate in any capital adjustment of the Company. Any distribution with the respect to shares of Restricted Stock other than in the form of cash shall be held by the Company, and shall be subject to the same restrictions as the shares with respect to which such distributions were made. The Committee may require that any or all dividends or other distributions paid on shares of Restricted Stock shall be automatically sequestered and may be reinvested on an immediate or deferred basis in additional shares of Company stock, which may be subject to the same restrictions as the Restricted Stock or such other restrictions as the Committee may determine.

10.     Claims against Participant's Restricted Stock

        The shares of Restricted Stock issued pursuant to this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Moreover, the shares are not subject to attachment or legal process for a

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Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Company.

11.     Amendment or Termination

        The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Restricted Stock issued hereunder may conform to any changes in the law or any other respect with which the Board may deem to be in the best interests of the Company. No such suspension, termination or amendment of the Plan shall require approval of the shareholders unless shareholder approval is required by applicable law or stock exchange requirements.

12.     Notices

        Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known business address.

13.     Waiver

        The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

14.     Construction

        This Plan is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of the one gender includes all, and the singular and plural include each other.

15.     Adjustments For Changes in Capitalization

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustments in the number, price or kind of shares of Restricted Stock authorized to be issued under this Plan, and in any outstanding shares of Restricted Stock issued hereunder.


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16.     Withholding Taxes

        Whenever the Company is required to issue or transfer shares of Restricted Stock under this Plan, the Company shall have the right to require the recipient of such Restricted Stock to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

17.     Indemnification

        The Company shall indemnify and hold harmless each person who is or has been a member of the Committee, or of the Board of Directors, against and from any and all loss, expense, liability, or costs (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceedings to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him in settlement thereof with the Company's approval or paid by him in satisfaction of a final judgment against him in such action, suit, or proceedings, provided he shall give the Company an opportunity, at its own expense to handle and defend the same before he undertakes to handle defense on his own behalf. The right of indemnification herein set forth shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation, or code or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or to hold him harmless. It is the Company's intention that all expenses incurred in connection with the administration of the Plan shall be borne by the Company rather than by any member of the Committee or the Board of Directors.

18.     Effective Date of the Plan

        The Plan is subject to approval by the shareholders of the Company. The Plan will become effective on the date so approved.

19.     Shares Subject to the Plan

        The aggregate number of shares of Company Stock which may be issued in respect to Restricted Stock shall not exceed 50,000 shares. All shares distributed pursuant to the Plan shall consist of authorized but unissued shares of the Company.

20.     Power of the Committee

        The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other

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determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Plan Participants.

21.     Miscellaneous

        Transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Securities Exchange Act of 1934. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio to the extent permitted by law and deemed advisable by the Committee.

        As evidence of its adoption and approval of this Plan and approval of the terms and conditions of each Participant transaction hereunder, the Board has caused this document to be executed on its behalf, and on behalf of the Company, this 2nd day of July, 1999.



                                               By  s/John B. Williamson, III
                                                   President and CEO of RGC
                                                       Resources, Inc.


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